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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan and in the Registration Statement on Form S-8 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan, of our report dated February 5, 1999 on the Company=s 1998 consolidated financial statements included in the Form 10-K of Merchants Bancorp, Inc. for the year ended December 31, 1998.

                                           Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 25, 1999